Exhibit 99.1

XEROX CORPORATION

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

On December 31, 2016, Xerox Corporation completed the separation of its Business Process Outsourcing business from its Document Technology and Document Outsourcing business (the “Separation”), which was accomplished by the distribution of one hundred percent (100%) of the outstanding common stock of Conduent Incorporated (Conduent) to Xerox Corporation stockholders as of the close of business on December 15, 2016, the record date for the distribution (the “Distribution”). Xerox Corporation stockholders received one share of Conduent’s common stock for every five shares of Xerox Corporation’s common stock held as of the close of business on the record date. Conduent is now an independent publicly traded company under the symbol “CNDT” on the New York Stock Exchange.

The following unaudited Pro Forma Condensed Consolidated Statements of Income of Xerox Corporation for the nine months ended September 30, 2016 and for the years ended December 31, 2015, 2014, and 2013 reflect Xerox Corporation’s results of operations as if the Distribution had occurred on January 1, 2013 and the related cash transfer by Conduent to Xerox Corporation had occurred as of January 1, 2015. The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Xerox Corporation as of September 30, 2016 assumes that the Distribution and transfer had occurred on September 30, 2016. Historical financial results of Conduent for the periods prior to the Distribution will be reflected in Xerox Corporation’s 2016 Annual Report on Form 10-K, as a discontinued operation.

The unaudited Pro Forma Condensed Consolidated Financial Statements are presented based on information currently available, are intended for information purposes only, and are not intended to represent what Xerox Corporation’s financial position and results of operations actually would have been had the Distribution and other transactions referenced above occurred on the dates indicated above. In addition, the unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of Xerox Corporation’s financial position and results of operations for any future period.

The unaudited Pro Forma Condensed Consolidated Financial Statements and the accompanying notes should be read in conjunction with:

i.	the audited Consolidated Financial Statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Xerox Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and

ii.	the unaudited Condensed Consolidated Financial Statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Xerox Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

The Historical column in the unaudited Pro Forma Condensed Consolidated Financial Statements reflects Xerox Corporation’s historical consolidated financial statements for the periods presented and does not reflect any adjustments related to the Distribution and related transactions referenced above.

The Discontinued Operation - Conduent column in the unaudited Pro Forma Condensed Consolidated Financial Statements were derived from the Combined Financial Statements included in Conduent’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (“SEC”) as well as the Condensed Combined Financial Statements included in Conduent’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2016, adjusted for certain items which are associated with the continuing operations of Xerox Corporation.

The Pro Forma adjustments are based on available information and assumptions that Xerox Corporation’s management believes are reasonable, that are factually supportable, that reflect the impacts of events directly attributable to the Distribution and related transactions referenced above, and for purposes of the statements of income, are expected to have a continuing impact on Xerox Corporation. The Pro Forma adjustments do not reflect future events that may occur after the Distribution, including potential selling, general and administrative dis-synergies and the expected charges or the expected realization of any cost savings or other restructuring actions. Refer to the Notes to Pro Forma Condensed Consolidated Financial Statements for more information.

Xerox Corporation believes that the adjustments included within the Discontinued Operation column of the unaudited Pro Forma consolidated financial statements are consistent with the guidance for discontinued operations under U.S. GAAP. Xerox Corporation’s current estimates on a discontinued operations basis are preliminary and could change as the company finalizes discontinued operations accounting to be reported in the Annual Report on Form 10-K for the year ending December 31, 2016.

XEROX CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

	Nine Months Ended September 30, 2016
(in millions, except per-share data, shares in thousands)	Historical Xerox Corporation (As Reported)	Discontinued Operation - Conduent	Pro Forma Adjustments	Notes		Pro Forma Xerox Corporation - Continuing Operations
Revenues
Sales	$3,242	$(56)	$—			$3,186
Outsourcing, maintenance and rentals	9,388	(4,785)	—			4,603
Financing	248	—	—			248

Total Revenues	12,878	(4,841)	—			8,037

Costs and Expenses
Cost of sales	1,988	(31)	—			1,957
Cost of outsourcing, maintenance and rentals	6,839	(4,023)	—			2,816
Cost of financing	97	—	—			97
Research, development and engineering expenses	388	(25)	—			363
Selling, administrative and general expenses	2,571	(515)	—			2,056
Restructuring and related costs	229	(57)	—			172
Amortization of intangible assets	244	(200)	—			44
Separation costs	75	(34)	(41)	(A	)	—
Other expenses, net	168	(10)	(48)	(B	)	110

Total Costs and Expenses	12,599	(4,895)	(89)			7,615

Income before Income Taxes & Equity Income	279	54	89			422
Income tax (benefit) expense	(1)	40	20	(C	)	59
Equity in net income of unconsolidated affiliates	98	—	—			98

Income from Continuing Operations	378	14	69			461
Less: Net income attributable to noncontrolling interests	(8)	—	—			(8)

Net income from Continuing Operations attributable to Xerox	$370	$14	$69			$453

Earnings per share - Continuing Operations
Basic	$0.35					$0.44
Diluted	$0.34					$0.43

Weighted-average shares used to compute Net Earnings per share:
Basic	1,013,360	—	—	(I	)	1,013,360
Diluted	1,022,377	—	26,966	(I	)	1,049,343

XEROX CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

	Year Ended December 31, 2015
(in millions, except per-share data, shares in thousands)	Historical Xerox Corporation (As Reported)	Discontinued Operation - Conduent	Pro Forma Adjustments	Notes		Pro Forma Xerox Corporation - Continuing Operations
Revenues
Sales	$4,748	$(74)	$—			$4,674
Outsourcing, maintenance and rentals	12,951	(6,506)	—			6,445
Financing	346	—	—			346

Total Revenues	18,045	(6,580)	—			11,465

Costs and Expenses
Cost of sales	2,961	(39)	—			2,922
Cost of outsourcing, maintenance and rentals	9,691	(5,860)	—			3,831
Cost of financing	130	—	—			130
Research, development and engineering expenses	563	(52)	—			511
Selling, administrative and general expenses	3,559	(694)	—			2,865
Restructuring and asset impairment charges	186	(159)	—			27
Amortization of intangible assets	310	(250)	—			60
Other expenses, net	233	(38)	(62)	(B	)	133

Total Costs and Expenses	17,633	(7,092)	(62)			10,479

Income before Income Taxes & Equity Income	412	512	62			986
Income tax (benefit) expense	(23)	216	24	(C	)	217
Equity in net income of unconsolidated affiliates	135	—	—			135

Income from Continuing Operations	570	296	38			904
Less: Net income attributable to noncontrolling interests	(18)	—	—			(18)

Net income from Continuing Operations attributable to Xerox	$552	$296	$38			$886

Earnings per share - Continuing Operations
Basic	$0.50					$0.82
Diluted	$0.49					$0.80

Weighted-average shares used to compute Net Earnings per share:
Basic	1,064,526	—	—	(I	)	1,064,526
Diluted	1,076,224	—	26,966	(I	)	1,103,190

XEROX CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

	Year Ended December 31, 2014
(in millions, except per-share data, shares in thousands)	Historical Xerox Corporation (As Reported)	Discontinued Operation - Conduent	Notes		Pro Forma Xerox Corporation - Continuing Operations
Revenues
Sales	$5,288	$(74)			$5,214
Outsourcing, maintenance and rentals	13,865	(6,787)			7,078
Financing	387	—			387

Total Revenues	19,540	(6,861)			12,679

Costs and Expenses
Cost of sales	3,269	(42)			3,227
Cost of outsourcing, maintenance and rentals	9,885	(5,683)			4,202
Cost of financing	140	—			140
Research, development and engineering expenses	577	(46)			531
Selling, administrative and general expenses	3,788	(655)			3,133
Restructuring and asset impairment charges	128	(22)			106
Amortization of intangible assets	315	(250)			65
Other expenses, net	232	(47)			185

Total Costs and Expenses	18,334	(6,745)			11,589

Income before Income Taxes & Equity Income	1,206	(116)			1,090
Income tax expense	215	(17)			198
Equity in net income of unconsolidated affiliates	160	—			160

Income from Continuing Operations	1,151	(99)			1,052
Less: Net income attributable to noncontrolling interests	(23)	—			(23)

Net income from Continuing Operations attributable to Xerox	$1,128	$(99)			$1,029

Earnings per share - Continuing Operations
Basic	$0.96				$0.87
Diluted	$0.94				$0.86

Weighted-average shares used to compute Net Earnings per share:
Basic	1,154,365		(I	)	1,154,365
Diluted	1,198,563	(26,966)	(I	)	1,171,597

XEROX CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

	Year Ended December 31, 2013
(in millions, except per-share data, shares in thousands)	Historical Xerox Corporation (As Reported)	Discontinued Operation - Conduent	Notes		Pro Forma Xerox Corporation - Continuing Operations
Revenues
Sales	$5,582	$(86)			$5,496
Outsourcing, maintenance and rentals	13,941	(6,726)			7,215
Financing	483	—			483

Total Revenues	20,006	(6,812)			13,194

Costs and Expenses
Cost of sales	3,550	(41)			3,509
Cost of outsourcing, maintenance and rentals	9,808	(5,524)			4,284
Cost of financing	163	—			163
Research, development and engineering expenses	603	(40)			563
Selling, administrative and general expenses	4,073	(657)			3,416
Restructuring and asset impairment charges	115	(17)			98
Amortization of intangible assets	305	(240)			65
Other expenses, net	146	40			186

Total Costs and Expenses	18,763	(6,479)			12,284

Income before Income Taxes & Equity Income	1,243	(333)			910
Income tax expense	253	(156)			97
Equity in net income of unconsolidated affiliates	169	—			169

Income from Continuing Operations	1,159	(177)			982
Less: Net income attributable to noncontrolling interests	(20)	—			(20)

Net income from Continuing Operations attributable to Xerox	$1,139	$(177)			$962

Earnings per share - Continuing Operations
Basic	$0.91				$0.77
Diluted	$0.89				$0.75
Weighted-average shares used to compute Net Earnings per share:
Basic	1,225,486		(I	)	1,225,486
Diluted	1,273,527	(26,966)	(I	)	1,246,561

XEROX CORPORATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

	September 30, 2016
(in millions)	Historical Xerox Corporation (As Reported)	Discontinued Operation - Conduent	Pro Forma Adjustments	Notes		Pro Forma Xerox Corporation
Assets
Cash and cash equivalents	$1,423	$(148)	$—	(D	)	$1,275
Accounts receivable, net	2,466	(1,420)	—			1,046
Billed portion of finance receivables, net	99	—	—			99
Finance receivables, net	1,279	—	—			1,279
Inventories	1,019	(48)	—			971
Other current assets	721	(199)	4	(E	)	526

Total current assets	7,007	(1,815)	4			5,196
Finance receivables due after one year, net	2,457	—	—			2,457
Equipment on operating leases, net	488	—	—			488
Land, buildings and equipment, net	958	(264)	2	(E	)	696
Investments in affiliates, at equity	1,524	(6)	—			1,518
Intangible assets, net	1,528	(1,225)	—			303
Goodwill	8,688	(4,850)	—			3,838
Other long-term assets	1,992	(558)	785	(E	)	2,219

Total Assets	$24,642	$(8,718)	$791			$16,715

Liabilities and Equity
Short-term debt and current portion of long-term debt	$2,033	$(22)	$(1,820)	(F	)	$191
Accounts payable	1,312	(116)	(4)	(E	)	1,192
Accrued compensation and benefits costs	647	(241)	3	(E	)	409
Unearned income	401	(208)	—			193
Other current liabilities	1,389	(625)	(1)	(E	)	763

Total current liabilities	5,782	(1,212)	(1,822)			2,748
Long-term debt	5,346	(26)	—			5,320
Pension and other benefit liabilities	2,738	(151)	—			2,587
Post-retirement medical benefits	744	(1)	—			743
Deferred Taxes	73	(781)	768	(E	)	60
Other long-term liabilities	316	(152)	(3)	(E	)	161

Total Liabilities	14,999	(2,323)	(1,057)			11,619

Series A Convertible Preferred Stock	349	—	(140)	(G	)	209

Common stock	1,014	—	—			1,014
Additional paid-in capital	3,071	—	—			3,071
Retained earnings	9,801	(6,598)	1,988	(H	)	5,191
Accumulated other comprehensive loss	(4,632)	203	—			(4,429)

Xerox shareholders’ equity	9,254	(6,395)	1,988			4,847
Noncontrolling interests	40	—	—			40

Total Equity	9,294	(6,395)	1,988			4,887

Total Liabilities and Equity	$24,642	$(8,718)	$791			$16,715

XEROX CORPORATION

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

The unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 2016 and for the year ended December 31, 2015 and the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016, include the following pro forma adjustments:

(A)	Reflects the removal of all non-recurring separation costs which were incurred and included in Xerox Corporation’s historical results of operations for the nine months ended September 30, 2016. These costs were directly related to the separation transaction, including the operational separation of the two companies. Separation costs also include costs associated with bonuses and restricted stock grants awarded to employees for retention through the Separation.

(B)	Represents the expected reduction in interest expense of $48 million and $62 million for the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively, assuming the repayment of debt from the proceeds of the distribution from Conduent of $1,820 million occurred as of January 1, 2015. The $1,820 million includes the repayment of our $1.0 billion Senior Unsecured Term Facility, which is required to be repaid upon Separation. The interest adjustment is based on an estimated weighted average annual interest rate of approximately 3.41%, which is the weighted average rate associated with the borrowings to be repaid upon Separation.

(C)	Represents the tax impact associated with the pro forma adjustments at the applicable statutory income tax rates in effect in the respective tax jurisdictions during the periods presented. In addition, this adjustment also removes tax expense of $14 million included in the nine months ended September 30, 2016 for the estimated income tax on the book/tax basis differences currently associated with our investments in certain subsidiaries that were impacted by internal related reorganizations executed in connection with the Separation.

(D)	The Xerox Corporation pro forma cash and cash equivalents balance is approximately $1.3 billion after consideration of the distribution from Conduent of $1,820 million and the repayment of $1,820 million in debt.

(E)	In connection with the Separation, Xerox Corporation transferred certain corporate and other assets and liabilities, to Conduent. The transfers included assets and liabilities related to a portion of Xerox’s global real estate portfolio and information technology department as well as certain Xerox Research Centers. In addition, Conduent transferred certain assets and liabilities to Xerox Corporation mainly related to certain global shared service centers. The expenses, including depreciation, related to these assets and liabilities to be transferred are not material to the unaudited Pro Forma Condensed Financial Statements; accordingly, no incremental expenses are included in the unaudited Pro Forma Condensed Financial Statements.

The tax adjustments primarily relate to the reclassification and elimination of Conduent’s deferred tax liability balance of $781 million. Most of Conduent’s deferred tax liability was historically netted in Xerox’s reported deferred tax asset account reported in Other long term assets since Conduent’s operations were primarily included in the consolidated U.S. federal, certain state and local and foreign income tax returns filed by Xerox. The remainder of the tax adjustment reflects certain tax reclassifications and adjustments for net operating losses, tax credit carryforwards and valuation allowances and the tax effects of the Tax Matters Agreement executed in connection with the Separation.

In addition, this item includes the adjustments to accounts payable, accrued expenses and other current liabilities for the removal of separation costs noted in Adjustment (A).

The following is a breakdown of the above adjustments by account:

	September 30, 2016
(in millions)	Asset/Liability Transfer	Tax Adjustments	Separation Costs
Other current assets	$—	$4	$—
Land, buildings and equipment, net	2	—	—
Other long-term assets	(4)	789	—
Accounts payable	—	—	(4)
Accrued compensation and benefits costs	5	—	(2)
Other current liabilities	(10)	27	(18)
Deferred taxes	—	768	—
Other long-term liabilities	1	(4)	—

(F)	Represents the adjustment for the repayment of debt from the proceeds of the distribution from Conduent of $1,820 million. The $1,820 million includes the repayment of our $1.0 billion Senior Unsecured Term Facility, which is required to be repaid upon Separation, as well as certain other borrowings to be repaid upon Separation.

(G)	In connection with the separation capitalization plan, all of our outstanding shares of Series A Preferred Stock were exchanged for shares of Xerox Series B Preferred Stock and shares of Conduent Series A Preferred Stock. This adjustment represents the exchange of 120,000 shares of our Series A Preferred Stock for 120,000 shares of Conduent Series A Preferred Stock, having an aggregate liquidation preference of $120 million ($1,000 per share) and a carrying value of approximately $140 million. The carrying value of $140 million is based on the proportional share of the carrying value of Xerox Series A Preferred Stock (300,000 shares at $349 million as of September 30, 2016) being exchanged for Conduent Series A Preferred Stock. The Conduent Series A Preferred Stock was issued by Conduent.

(H)	Retained earnings was adjusted accordingly for the adjustments noted in (E), (F) and (G) above.

(in millions)	September 30, 2016
Transfers/Separation Costs (adjustment (E))	$28
Distribution from Conduent/Repayment of Debt (adjustment (F))	1,820
Exchange of Series A Preferred Stock (adjustment (G))	140

Total	$1,988

(I)	The weighted-average number of shares of our common stock used to compute pro forma earnings per share (EPS) for the nine months ended September 30, 2016 and the years ended December 31, 2015, 2014 and 2013 is based on the historical weighted average Xerox Corporation common shares outstanding during the nine months ended September 30, 2016 and years ended December 31, 2015, 2014 and 2013, respectively.

The weighted-average number of shares of our common stock used to compute pro forma diluted EPS for the nine months ended September 30, 2016 and the year ended December 31, 2015 were adjusted by 27.0 million shares in each period to include shares associated with the Xerox Series B Preferred Stock, as the shares were dilutive to the pro forma EPS calculation in those periods and therefore the annual dividend of $14 million ($11 million for the nine months ended September 30, 2016) was not deducted from Net income from Continuing Operations attributable to Xerox.

The weighted-average number of shares of our common stock used to compute pro forma diluted EPS for the years ended December 31, 2014 and 2013 were adjusted by 27.0 million shares in each period to exclude shares associated with the Xerox Series A Preferred Stock, as the shares were anti-dilutive to the pro forma EPS calculation in those periods and therefore the annual dividend of $24 million was included as a deduction from Net income from Continuing Operations attributable to Xerox.

No adjustment was made for shares associated with the stock-based awards granted to Conduent employees under Xerox Corporation’s stock based compensation plans that transferred to Conduent upon Separation since those awards were offset by incremental shares issued to Xerox Corporation employees to maintain the value of an employee’s stock award post-separation.